UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 13, 2011

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

Tarsa Therapeutics (“Tarsa”), a venture backed company of which Unigene Laboratories, Inc. is a 20 percent owner following liquidating preferences, announced today that it is planning to submit a New Drug Application (NDA) to the Food and Drug Administration (FDA) in the second half of 2012 for OSTORA™, Tarsa’s oral recombinant salmon calcitonin tablet for the treatment of postmenopausal osteoporosis.  This announcement follows Tarsa's formal pre-NDA dialogue with the FDA regarding the results from Tarsa’s Phase III ORACAL trial and the requirements for regulatory approval, including agreement on key elements of the submission.  The study design and specific endpoints had previously been agreed upon by Tarsa in a Special Protocol Assessment with the FDA.

For more information on Unigene’s investment and license to Tarsa, please see Unigene’s most recently filed quarterly financial statement updating the Form 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory Mayes
Gregory Mayes, Vice President of Corporate Development and
General Counsel
Date: December 13, 2011